Exhibit 10.1
EXECUTION VERSION
    SECOND MODIFICATION
TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

        This SECOND MODIFICATION TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 22, 2023, among HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and the undersigned financial institutions which are parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”).

WITNESSETH:

        WHEREAS, the Borrower, each of the Lenders, the Administrative Agent, and certain other financial institutions have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of December 21, 2021 (as amended by that certain First Modification Agreement, dated as of September 15, 2022 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, and Lenders constituting Requisite Lenders have agreed to modify the Credit Agreement as set forth in this Amendment and have authorized the Administrative Agent to execute this Amendment;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the undersigned Lenders do hereby agree as follows:

1.    DEFINED TERMS.

        Each defined term used herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

2.    AMENDMENTS TO THE CREDIT AGREEMENT.

2.1     Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)     The following definitions are hereby amended and restated in their entirety as set forth below:
“Applicable Margin” means the Applicable Margin – Ratio, and following the Borrower’s written election to the Administrative Agent, the Applicable Margin – Rating. Such election of the Applicable Margin– Rating by the Borrower shall be irrevocable once made; provided that it is understood and agreed that (i) the “Applicable Margin” with respect to any Term Loans shall be as set forth for such Term Loans in the applicable Incremental Joinder Agreement for such Term Loans and (ii) the “Applicable Margin otherwise applicable pursuant to the terms of this Agreement shall be increased by 0.20% at all times the financial covenants set forth in Sections 10.1(a) and/or 10.1(b) (i.e., the ratio of Total Liabilities to Total Asset Value and/or the ratio of Unsecured Indebtedness to Unencumbered Asset Value) exceed 0.60 to 1.00, as determined from the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 9.3.

Exhibit 10.1
“Construction-in-Progress” means Property undergoing ground-up construction, but not yet completed, and Property on which re-entitlement (which shall not include minor changes in zoning) or material construction is planned or reasonably anticipated as determined by the Borrower in good faith, but not yet completed. Such Property shall cease to be Construction-in-Progress and shall thereafter be valued using the applicable Capitalization Rate (instead of book value) for purposes of determining Total Asset Value and Unencumbered Asset Value, (1) if Development Completion occurs at any time during the first month of a fiscal quarter, at the end of such fiscal quarter or (2) if Development Completion occurs after the first month of a fiscal quarter, at the end of the following fiscal quarter. For purposes hereof “Development Completion” means the earlier of (a) twelve (12) months after substantial completion of all improvements (other than tenant improvements of unoccupied space) related to the development of such Property, (b) such time as Construction-in-Progress achieves an Occupancy Rate of at least eighty percent (80.0%), and (c) such time as the planned or reasonably anticipated re-entitlement and/or construction of the applicable Property, as applicable, will no longer be pursued as determined by the Borrower in good faith.
“Credit Rating” means the public corporate or corporate family, as applicable, issuer rating of Hudson REIT as determined by a Rating Agency.
“Permitted Liens” means, as to any Person,
(a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 8.6;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws or performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature;
(c) covenants, conditions, zoning restrictions, easements, rights, restrictions and other encumbrances on title to the real property, which do not materially detract from the value and/or marketability of such property or impair the intended use thereof in the business of such Person;
(d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;
(e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lender Parties;
(f) Liens in favor of Hudson REIT, the Borrower or a Guarantor securing obligations owing by a Subsidiary to Hudson REIT, the Borrower or a Guarantor;
(g) purchase money liens so long as no such Lien is spread to cover any property other than that which is purchased and the amount of Indebtedness secured thereby is limited to the purchase price;
(h) any option, contract or other agreement to sell an asset provided such sale is otherwise permitted by this Agreement;

Exhibit 10.1
(i) with respect to any Property, any attachment or judgment Lien on such Property arising from a judgment or order against such Person by any court or other tribunal so long as such judgment or order does not create or result in an Event of Default hereunder and is paid, stayed or dismissed through appropriate appellate proceedings on or before sixty (60) days from the date of entry;
(j) Liens in existence as of the date hereof and set forth on Schedule 1.1(c) and with respect to Properties added to the Unencumbered Pool after the Agreement Date, Liens in existence as of the date such Property was added to the Unencumbered Pool and set forth on Schedule 1.1(c) (as supplemented by the Borrower on such date) and acceptable to Administrative Agent;
(k) in addition to the foregoing, and solely in the case of an Unencumbered Studio Service Subsidiary, (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business, (ii) Liens securing Indebtedness which is either purchase money financing or capital lease obligations, provided that (A) such Liens encumber only fixed or capital assets acquired, repaired, replaced, expanded, developed or improved by the applicable Person (including without limitation by virtue of a loan or a capitalized lease), (B) any such Lien is created solely for the purpose of securing Indebtedness representing or incurred to finance the cost of the acquisition, repair, replacement, expansion, development or improvement of the item of property subject thereto and recourse therefor is contractually limited to such property, (C) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the acquisition, repair, replacement, expansion, development or improvement of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (D) the Lien does not encumber any property other than the fixed or capital asset acquired, repaired, replaced, expanded, developed or improved, (iii) statutory and common law rights of setoff and other Liens, similar rights and remedies arising in the ordinary course of business and as a matter of law encumbering deposits of cash, securities, commodities and other funds in favor of banks, financial institutions, other depository institutions, securities or commodities intermediaries or brokerage, and Liens of a collecting bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction or any similar law of any foreign jurisdiction on items in the course of collection; provided that in no case shall any such Liens secure the repayment of Indebtedness, (iv) any license or sublicense of intellectual property entered into in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of such Person, (v) precautionary financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business, (vi) Liens on any property or asset existing at the time such property or assets are purchased or otherwise acquired; provided that: (A) such Liens are not incurred in connection with, or in anticipation of, such purchase or other acquisition; (B) such Liens are applicable only to specific property or assets; and (C) such Liens do not encumber any other property or assets (other than attachments and accessions thereto), (vii) Liens solely encumbering any cash earnest money deposits or escrow arrangements in connection with any letter of intent or purchase or merger agreement for any acquisition, and (viii) Liens in the nature of: (A) customary setoff rights in favor of any counterparty to any hedge agreements permitted under this Agreement, and (B) setoff rights granted to third parties pursuant to trade and other similar contracts; (ix) Liens solely encumbering insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the collateral on account thereof; and

Exhibit 10.1
(l) continuations of Liens that are permitted under subsections (a)-(k) hereof, provided such Liens do not encumber any additional collateral other than attachments and accessions thereto or secure any additional obligations.
“Renovation Property” means a Property (a) on which the existing building or other improvements are undergoing renovation, re-entitlement or redevelopment, or with respect to which renovations, re-entitlements or redevelopments are planned or reasonably anticipated as determined by the Borrower in good faith, that will (i) disrupt the occupancy of, or impacts, at least forty percent (40.0%) of the square footage of such Property or (ii) temporarily reduce the Net Operating Income attributable to such Property by more than forty percent (40.0%) as compared to the immediately preceding comparable prior period or (b) which is acquired with occupancy of less than sixty (60.0%) and on which renovation, re-entitlement or redevelopment will be conducted. A Property shall cease to be a Renovation Property, (1) if Renovation Completion occurs at any time during the first month of a fiscal quarter, at the end of such fiscal quarter or (2) if Renovation Completion occurs after the first month of a fiscal quarter, at the end of the following fiscal quarter after Renovation Completion. For purposes hereof “Renovation Completion” means the earliest to occur of (a) twelve (12) months after all improvements (other than tenant improvements on unoccupied space) related to the renovation or redevelopment of such Property having been substantially completed, (b) such Property achieving an Occupancy Rate of at least eighty percent (80.0%), and (c) such time as the planned or reasonably anticipated renovations, re-entitlement or other improvements to the applicable Property will no longer be pursued as reasonably determined by the Borrower.
“Required REIT Distributions” means distributions not to exceed for any taxable year the minimum amount of cash that is required to be distributed by Hudson REIT with respect to such taxable year in order to meet the requirements under Section 857(a) of the Internal Revenue Code, determined assuming that Hudson REIT will meet its distribution requirement by distributing stock dividends to the maximum extent permitted under Revenue Procedure 2017-45, 2017-35 IRB 216, or any subsequent administrative or regulatory guidance (as such guidance may be modified from time to time); provided, however, that the Required REIT Distributions shall be zero during any period in which Hudson REIT’s election to be taxed as a REIT has been terminated or revoked, or Hudson REIT does not satisfy the requirements under the Internal Revenue Code and applicable Treasury Regulations for being a REIT.
“Total Asset Value” means the sum of all of the following of Hudson REIT on a consolidated basis determined in accordance with GAAP applied on a consistent basis:
(a)cash and Cash Equivalents, plus
(b)for Properties owned for more than four (4) fiscal quarters and not valued pursuant to clauses (c) through (f) of this definition below, the sum of (i) the quotient of NOI of such Properties, if other than Studio Properties, for the most recent two (2) fiscal quarters annualized, divided by the applicable Capitalization Rate, plus (ii) the quotient of NOI of such Properties, if Studio Properties, for the most recent four (4) fiscal quarters, divided by the applicable Capitalization Rate, plus
(c)the GAAP book value of Properties acquired during the most recent four (4) fiscal quarters, plus
(d)the GAAP book value of Construction-in-Progress (including land, improvements, indirect costs internally allocated, pre-development costs and development costs), plus

Exhibit 10.1
(e)the GAAP book value of all Renovation Properties, plus
(f)the GAAP book value of Unimproved Land, plus
(g)(i) an amount equal to the aggregate book value of Mortgage Receivables and (ii) an amount equal to the aggregate current fair market value of Mortgage Backed Securities (excluding any Mortgage Backed Securities excluded from the calculation of Total Liabilities in consolidation in accordance with GAAP), plus
(h)Management Fee Income for the most recent four (4) fiscal quarters, multiplied by eight (8), plus
(i)With respect to Studio Service Subsidiaries owned directly or indirectly by the Borrower on the Second Amendment Effective Date, either:
i.    For all fiscal quarters ending on or prior to December 31, 2024, the acquisition price of such Studio Service Subsidiaries multiplied by seventy five percent (75.0%), or
ii.    For all fiscal quarters ending after December 31, 2024, Earnings From Studio Service Operations of such Studio Service Subsidiaries for the most recent four (4) fiscal quarters, multiplied by eight (8) plus
(j)With respect to Studio Service Subsidiaries acquired directly or indirectly by the Borrower after the Second Amendment Effective Date from an unaffiliated third party, either
i.    The acquisition price of such Studio Service Subsidiaries if acquired during the then most recent four fiscal quarters, or
ii.    Earnings From Studio Service Operations of such Studio Service Subsidiaries (other than from any such Studio Service Subsidiaries acquired during the then most recent four (4) fiscal quarters) for the most recent four (4) fiscal quarters, multiplied by eight (8).
For avoidance of doubt, no single Property may be valued under more than one of the above clauses at any given time. Hudson REIT’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets.
In no event shall a Property valued pursuant to subsection (b) or the value attributable to a Studio Service Subsidiary pursuant to subsection (i)(ii) or subsection (j)(ii) of this definition above be less than zero.
For purposes of calculating the Total Asset Value of any Property that is not Construction-in-Progress or a Renovation Property, but that was Construction-in-Progress or a Renovation Property, as applicable, at any time during the previous two (2) full fiscal quarters, the NOI attributable to such Property for purposes of making the calculation in subsection (b) of this definition above shall be calculated as follows:

Exhibit 10.1
(i)    Until one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI attributable to (x) if such Property achieved Development Completion or Renovation Completion, as applicable, during the first month of the previous fiscal quarter, the NOI attributable to the last two (2) months while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized and (y) otherwise, the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized;1 and
(ii)    From and after the date that one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, but before two (2) full fiscal quarters have elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI of the sum of (x) the NOI attributable to the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, and (y) the NOI attributable to the first full fiscal quarter after the Property ceased being Construction-in-Progress or a Renovation Property, as applicable, shall be annualized.
For purposes of calculating the Total Asset Value, value attributable to investments in the following types of assets in excess of the applicable percentage specified below shall be excluded from the calculation of Total Asset Value:
(A)    Investments in Properties in each Approved International Location such that the aggregate value in such Investments exceeds twenty percent (20.0%) of Total Asset Value;
    (B)    Earnings From Studio Service Operations and Management Fee Income such that the aggregate value thereof exceeds ten percent (10.0%) of Total Asset Value; and
    (C)    the value attributable to the following types of assets, in the aggregate for all such types of assets, in excess of forty percent (40.0%) of Total Asset Value:
i.Mortgage Receivables and Mortgage Backed Securities;
1     For illustration purposes only:
    (1)    If a Property achieves Development Completion or Renovation Completion, as applicable, during January 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through March 31, 2022. For any date of determination through and including March 31, 2022, the Total Asset Value for such Property shall be based on its GAAP book value. For any date of determination after March 31, 2022, through but excluding June 30, 2022, the Total Asset Value for such Property shall be based on the NOI attributable for such Property for February and March of 2022 annualized.
    (2)    If a Property achieves Development Completion or Renovation Completion, as applicable, during February 2022 or March 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through June 30, 2022. For any date of determination through and including June 30, 2022, the Total Asset Value for such Property shall be based on its GAAP book value. For any date of determination after June 30, 2022 through but excluding September 30, 2022, the Total Asset Value for such Property shall be based on the NOI attributable to the second fiscal quarter of 2022 annualized.

Exhibit 10.1
ii.Construction-in-Progress;
iii.Unimproved real estate;
iv.Properties other than Office Properties and Studio Properties; (provided, that Investments for purposes of this clause (iv) shall not include retail associated with Properties which are primarily Office Properties or Studio Properties)
v.Common stock, Preferred Equity, other capital stock, beneficial interest in trust, membership interest in limited liability companies and other equity interests in Persons (other than consolidated Subsidiaries and Unconsolidated Affiliates);
vi.Unconsolidated Affiliates;
vii.Management Fee Income; and
viii.Earnings From Studio Service Operations.
“Unencumbered Asset Value” means without duplication, the sum of the following:
(a)For each Unencumbered Pool Property owned for the most recently ended four (4) fiscal quarters and not valued pursuant to clauses (b) through (e) below, the quotient of (i) Net Operating Income attributable to such Unencumbered Pool Property (A) if other than a Studio Property, for the most recently ended two (2) fiscal quarters annualized, and (B) if a Studio Property, for the most recently ended four (4) fiscal quarters, divided by (ii) the Capitalization Rate, plus
(b)For each Unencumbered Pool Property acquired within the last four (4) fiscal quarters, the acquisition cost of such Unencumbered Pool Property, plus
(c)For each Unencumbered Pool Property that constitutes Construction-in-Progress, the GAAP book value of such Construction-in-Progress (including land, improvements, indirect costs internally allocated, pre-development costs and development costs), plus
(d)For each Unencumbered Pool Property that constitutes a Renovation Property, the GAAP book value of all such Renovation Properties, plus
(e)For each Unencumbered Pool Property that constitutes Unimproved Land, the GAAP book value of such Unimproved Land, plus
(f)With respect to Unencumbered Studio Service Subsidiaries owned directly or indirectly by the Borrower on the effective Second Amendment Effective Date, either:
i.    For all fiscal quarters ending on or prior to December 31, 2024, the acquisition price of such Unencumbered Studio Service Subsidiaries multiplied by seventy five percent (75.0%), or
ii.    For all fiscal quarters ending after December 31, 2024, Earnings From Studio Service Operations of such Unencumbered Studio Service Subsidiaries for the most recent four (4) fiscal quarters, multiplied by eight (8), plus
(g)With respect to Unencumbered Studio Service Subsidiaries acquired directly or indirectly by the Borrower after the Second Amendment Effective Date from an unaffiliated third party, either:

Exhibit 10.1
i.    The acquisition price of such Unencumbered Studio Service Subsidiaries if acquired during the then most recent four (4) fiscal quarters, or
ii.    Earnings From Studio Service Operations of such Unencumbered Studio Service Subsidiaries (other than from Studio Service Subsidiaries acquired during the most recent four (4) fiscal quarters) for the most recent four (4) fiscal quarters, multiplied by eight (8), plus
(h)An amount equal to the aggregate book value of unrestricted and unencumbered Mortgage Receivables, plus;
(i)An amount equal to the aggregate current fair market value of unrestricted and unencumbered Mortgage Backed Securities.

Notwithstanding the above, (i) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties subject to Ground Leases exceeds thirty percent (30%) of total Unencumbered Asset Value (provided that the Ground Lease located at Metro Center as described on Schedule 1.1(f) shall not be taken into account when calculating such thirty percent (30%) limitation), such excess shall be excluded from Unencumbered Asset Value; (ii) to the extent that the aggregate rental revenue of the Unencumbered Pool Properties generated from a single tenant or Affiliated tenants in the aggregate exceeds twenty-five percent (25.0%), in each such case, such excess shall be excluded when determining Net Operating Income for the purposes of calculating Unencumbered Asset Value; (iii) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties in each Approved International Location exceeds twenty percent (20.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value; (iv) to the extent that the Unencumbered Asset Value attributable to Unencumbered Studio Service Subsidiaries (or Earnings From Studio Service Operations thereof, as applicable) exceeds fifteen percent (15.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value; and (v) to the extent that the Unencumbered Asset Value attributable to Construction-in-Progress, Renovation Properties, Unimproved Land, Mortgage Receivables and/or Mortgage Backed Securities, exceeds ten percent (10.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value. In no event shall a Property valued pursuant to subsection (a) or the value attributable to any Unencumbered Studio Service Subsidiary pursuant to subsection (f)(ii) or subsection (g)(ii) of this definition above be less than zero and, for avoidance of doubt, no single Property may be valued under more than one of the above clauses at any given time.
For purposes of calculating the Unencumbered Asset Value of any Property that is not Construction-in-Progress or a Renovation Property, but that was Construction-in-Progress or a Renovation Property, as applicable, at any time during the previous two (2) full fiscal quarters, the NOI attributable to such Property for purposes of making the calculation in subsection (a) of this definition above shall be calculated as follows:
(i)    Until one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI attributable to (x) if such Property achieved Development Completion or Renovation Completion, as applicable, during the first month of the previous fiscal quarter, the NOI attributable to the last two (2) months while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized and (y) otherwise, the last full fiscal quarter while such Property was

Exhibit 10.1
Construction-in-Progress or a Renovation Property, as applicable, shall be annualized;2 and
(ii)    From and after the date that one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, but before two (2) full fiscal quarters have elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI of the sum of (x) the NOI attributable to the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, and (y) the NOI attributable to the first full fiscal quarter after the Property ceased being Construction-in-Progress or a Renovation Property, as applicable, shall be annualized.
“Unencumbered NOI” means, for any period, (i) the aggregate NOI from the Unencumbered Pool Properties and (ii) Earnings From Studio Service Operations of Unencumbered Studio Service Subsidiaries, in each such case, for the most recent two (2) fiscal quarters annualized, provided that in no event will Earnings From Studio Service Operations of any Unencumbered Studio Service Subsidiary for the purposes of determining “Unencumbered NOI” (I) be less than zero or (II) include net income from counterparties that is deemed to be uncollectible under the terms of the Borrower’s bad debt policy as determined by the Borrower in good faith. To the extent that an Unencumbered Pool Property or Unencumbered Studio Service Subsidiary has been owned for at least one month, but not for a full fiscal quarter, the NOI from that Property or Earnings from Studio Service Operations of that Unencumbered Studio Service Subsidiary, as applicable, for such period of ownership will be annualized. If the Property or Unencumbered Studio Service Subsidiary has not been owned for one full month, NOI or Earnings from Studio Service Operations, as applicable, shall be based on an Administrative Agent approved pro forma NOI.
(b)     The following definitions are hereby added to the Credit Agreement in the appropriate alphabetical order:
“Acquisition” means any direct or indirect acquisition of assets by Hudson REIT, the Borrower, any Subsidiary or any Unconsolidated Affiliate, which assets are accretive to Total Asset Value.
“Eligible Studio Service Subsidiaries” means an Unencumbered Studio Service Subsidiary which satisfies all of the following requirements: (a) such Unencumbered Studio Service Subsidiary is one hundred percent (100%) owned, and controlled (directly
2     For illustration purposes only:
    (1)    If a Property achieves Development Completion or Renovation Completion, as applicable, during January 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through March 31, 2022. For any date of determination through and including March 31, 2022, the Unencumbered Asset Value for such Property shall be based on its GAAP book value. For any date of determination after March 31, 2022, through but excluding June 30, 2022, the Unencumbered Asset Value for such Property shall be based on the NOI attributable for such Property for February and March of 2022 annualized.
    (2)    If a Property achieves Development Completion or Renovation Completion, as applicable, during February 2022 or March 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through June 30, 2022. For any date of determination through and including June 30, 2022, the Unencumbered Asset Value for such Property shall be based on its GAAP book value. For any date of determination after June 30, 2022 through but excluding September 30, 2022, the Unencumbered Asset Value for such Property shall be based on the NOI attributable to the second fiscal quarter of 2022 annualized.

Exhibit 10.1
or indirectly) by the Borrower, (b) such Unencumbered Studio Service Subsidiary is a Guarantor; and (c) neither such Unencumbered Studio Service Subsidiary, nor any interest of the Borrower or any Subsidiary of the Borrower therein, is subject to any Lien (other than Permitted Liens, except Permitted Liens described in clause (g) of the definition thereof) or a Negative Pledge (other than a Negative Pledge expressly permitted under Section 10.2). During such time as the owner of any Unencumbered Pool Property is not required to provide a Guaranty pursuant to Section 8.14(c), the conditions of this definition requiring that such Unencumbered Studio Service Subsidiary be a Guarantor shall be deemed modified so as to not require such Unencumbered Studio Service Subsidiary be a Guarantor.
“Mortgage Backed Securities” means direct or indirect participations in, or direct or indirect participations or investments that are collateralized by and payable from, mortgage loans secured by real property including, without limitation, mortgage loans utilizing a single asset, single borrower (SASB) structure, commercial mortgage backed securities (CMBS) structure, or commercial real estate collateralized loan obligations (CRE CLOs). Mortgage Backed Securities as used in this Agreement may or may not be issued or guaranteed by the full faith and credit of the U.S. government.
“Private Placement Amendments” means the amendment to each series of Hudson REIT’s private placement bonds outstanding on the Second Amendment Effective Date such that the unencumbered asset financial covenants and constituent defined terms set forth in the documents evidencing such private placement bonds are substantially equivalent (or more favorable to Hudson REIT) to the unencumbered asset financial covenants set forth in Sections 10.1(b) and 10.1(e) of the Credit Agreement as modified by the Second Amendment.
“Second Amendment” means that certain Second Modification to Fourth Amended and Restated Credit Agreement, dated as of December 22, 2023, by and among the Borrower, the Administrative Agent, the financial institutions party to this Agreement that are signatories thereto and ratified and affirmed by Guarantors.
“Second Amendment Effective Date” means December 22, 2023.
“Second Amendment Fee Letter” means that certain Hudson Pacific Properties Fee Letter; Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of December 22, 2023, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the Borrower, as the same may be amended from time to time.
“Unencumbered Studio Service Subsidiaries” means the Eligible Studio Service Subsidiaries designated as such by the Borrower.
“Unencumbered Studio Service Subsidiary Certificate” has the meaning given that term in Section 4.2.
2.2     Revolving Extension Request. The final parenthesized numeral in the first sentence of Section 2.14 is hereby amended to correct the typo contained therein such that the number matches its preceding word descriptor, and the sentence shall read as follows:
“The Borrower shall have the right, exercisable no more than two (2) times, to request that the Administrative Agent and the Revolving Lenders extend (i) the Original Revolving Maturity Date by six months to the First Extended Revolving Maturity Date and (ii) the First Extended Revolving Maturity Date by an additional six months to the Second Extended Revolving Maturity Date, in each case, by executing and delivering to the Administrative Agent at least sixty (60) days, but not more than one hundred eighty (180) days, prior to the Original Revolving Maturity Date or First Extended Revolving

Exhibit 10.1
Maturity Date, as applicable, a written request for such extension (a “Revolving Extension Request”).

2.3     Unencumbered Pool Requirements. Clause (d) of Section 4.1 of the Credit Agreement is hereby deleted in its entirety.
2.4     Eligibility and Addition of Properties and Unencumbered Studio Service Subsidiaries. Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Initial Unencumbered Pool Properties. As of the Agreement Date, the Properties identified on Schedule 4.2 shall be the “Unencumbered Pool Properties” and each an “Unencumbered Pool Property”.
(b)    Addition and Removal of Unencumbered Pool Properties and Unencumbered Studio Service Subsidiaries.
(i) After the Agreement Date, the Properties designated as such by the Borrower in the most recent certificate (an “Unencumbered Asset Certificate”) executed by a Responsible Officer of the Borrower that: (A) sets forth an updated Schedule 4.2 listing each Unencumbered Pool Property then existing; and (B) certifies that each such Property is an Eligible Property fully qualified as such under the applicable criteria for inclusion as an Unencumbered Pool Property, shall be added to the Unencumbered Pool effective as of the date such Unencumbered Asset Certificate is delivered to the Administrative Agent.
(ii) After the Second Amendment Effective Date, the Unencumbered Studio Service Subsidiaries designated as such by the Borrower in the most recent certificate (an “Unencumbered Studio Service Subsidiary Certificate”) executed by a Responsible Officer of the Borrower that: (A) sets forth an updated list of each Unencumbered Studio Service Subsidiary then existing; and (B) certifies that each such Unencumbered Studio Service Subsidiary is an Eligible Studio Service Subsidiary fully qualified as such under the applicable criteria for inclusion as an Unencumbered Studio Service Subsidiary, shall be added as an Unencumbered Studio Service Subsidiary effective as of the date such Unencumbered Studio Service Subsidiary Certificate is delivered to the Administrative Agent.
(c)    Excluded Unencumbered Pool Properties and Unencumbered Studio Service Subsidiaries.
(i) If at any time any Unencumbered Pool Property fails to meet all such criteria for qualification (A) such Unencumbered Pool Property shall automatically cease to be an Unencumbered Pool Property for all purposes hereunder and thereafter be excluded from the Unencumbered Pool until such time as it meets all such criteria and (B) the Borrower shall, within ten (10) Business Days of such Property ceasing to meet all criteria for qualification as an Unencumbered Pool Property, deliver a notice thereof to the Administrative Agent together with an updated Unencumbered Asset Certificate reflecting the updated listing of all of the Unencumbered Pool and each Unencumbered Pool Property and a new Compliance Certificate reflecting the revised calculations excluding such Property as an Unencumbered Pool Property. No Default or Event of Default shall occur solely by reason of any Property no longer constituting an Unencumbered Pool Property so long as the Borrower remains in compliance with the terms of this Agreement, including, without limitation, Section 10.1, after giving effect to such Property’s exclusion from the Unencumbered Pool and

Exhibit 10.1
ensuing re-determination of the covenants set forth in Section 10.1 required by this Section above.
(ii) If at any time any Unencumbered Studio Service Subsidiary fails to meet all such criteria for qualification (A) such Unencumbered Studio Service Subsidiary shall automatically cease to be an Unencumbered Studio Service Subsidiary for all purposes hereunder until such time as it meets all such criteria and (B) the Borrower shall, within ten (10) Business Days of such Studio Service Subsidiary ceasing to meet all criteria for qualification as an Unencumbered Studio Service Subsidiary, deliver a notice thereof to the Administrative Agent together with an updated Unencumbered Studio Service Subsidiary Certificate reflecting the updated listing of all Unencumbered Studio Service Subsidiaries and a new Compliance Certificate reflecting the revised calculations excluding such Studio Service Subsidiary as an Unencumbered Studio Service Subsidiary. No Default or Event of Default shall occur solely by reason of any Studio Service Subsidiary no longer constituting an Unencumbered Studio Service Subsidiary so long as the Borrower remains in compliance with the terms of this Agreement, including, without limitation, Section 10.1, after giving effect to such Studio Service Subsidiary’s exclusion as an Unencumbered Studio Service Subsidiary and ensuing re-determination of the covenants set forth in Section 10.1 required by this Section above.
2.5     CDOR Benchmark Transition Event. The following is hereby added to the Credit Agreement as a new Section 5.2(b)(vii):
(vii)    CDOR Benchmark Transition Event. On May 16, 2022, Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement (the “CDOR Announcement”) that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday June 28, 2024. No successor administrator for RBSL was identified in such Announcement. The parties hereto agree and acknowledge that the CDOR Announcement resulted in the occurrence of a Benchmark Transition Event with respect to CDOR pursuant to the terms of this Agreement and that the Administrative Agent shall have no obligation to notify any parties of such Benchmark Transition Event.
2.6     Guarantors. Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Subject to Section 8.14(c), within one hundred twenty (120) days, unless extended by the Administrative Agent in its sole discretion, of (1) any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Effective Date, (2) any Studio Service Subsidiary being designated as an Unencumbered Studio Service Subsidiary (other than an Excluded Subsidiary) by the Borrower after the Second Amendment Effective Date pursuant to Section 4.2(b) or (3) the addition of a Property to the Unencumbered Pool that is owned by a Subsidiary not already a Guarantor (or Borrower), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent each of the following in form and substance reasonably satisfactory to the Administrative Agent: (A) an Accession Agreement executed by such Subsidiary and (B) the items that would have been delivered under subsections (iv)(A), (v) through (viii), and (xiv) through (xvi), of Section 6.1(a) if such Subsidiary had been a Material Subsidiary or an Unencumbered Studio Service Subsidiary, as applicable, on the Effective Date; provided, however, promptly (and in any event within one hundred twenty (120) days, unless extended by the Administrative Agent in its sole discretion) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section 8.14. For the purpose of clarity, each Unencumbered Pool

Exhibit 10.1
Property must be owned by a Guarantor or the Borrower, except during any period in which the owner of any Unencumbered Pool Property is not required to provide a Guaranty pursuant to Section 8.14(c), in which case such Unencumbered Pool Property need only be owned by a Subsidiary of the Borrower or the Borrower.
(b)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) subject to Section 8.14(c), such Guarantor does not own (or will not own as of such release) any Unencumbered Pool Property, nor any direct or indirect equity interest in any Subsidiary that owns an Unencumbered Pool Property and such Guarantor is not then designated as an Unencumbered Studio Service Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a) or the last two sentences of the following subsection (c); (iii) no Default or Event of Default then exists or would occur as a result of such release, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1; (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Loan Documents or waived or consented to by the applicable Lenders in writing in accordance with the provisions of Section 13.7; and (v) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
(c)    Notwithstanding anything to the contrary contained in this Section 8.14 above, for so long as Hudson REIT maintains an Investment Grade Rating, no Material Subsidiary, Unencumbered Studio Service Subsidiary or owner of any Unencumbered Pool Property (or any other Subsidiary) shall be required to become a Guarantor and any Material Subsidiary, Unencumbered Studio Service Subsidiary or owner of any Unencumbered Pool Property (or any other Subsidiary) that has provided a Guaranty that is eligible to be released from such Guaranty pursuant to clauses (iii), (iv) and (v) of the preceding subsection (b) may be released from the Guaranty (which, for avoidance of doubt, shall in no event include Hudson REIT), unless such Person, or any Subsidiary that directly or indirectly owns any Equity Interest in such Person, provides a Guaranty of Indebtedness to a Person other than to the Administrative Agent, for the benefit of the Guarantied Parties (as defined in the Guaranty). In the event Hudson REIT fails to maintain an Investment Grade Rating, then each Material Subsidiary (other than an Excluded Subsidiary), each Unencumbered Studio Service Subsidiary (other than an Excluded Subsidiary) and each owner of any Unencumbered Pool Property that is not then a Guarantor that is a party to the Guaranty hereunder shall comply with all the terms and conditions of Section 8.14(a) above within thirty (30) days of such failure, unless extended by the Administrative Agent in its sole discretion. In the event a Material Subsidiary (other than an Excluded Subsidiary), an Unencumbered Studio Service Subsidiary (other than an Excluded Subsidiary) or an owner of any Unencumbered Pool Property or any Subsidiary that directly or indirectly owns any Equity Interest in such

Exhibit 10.1
owner, that is not then a Guarantor that is party to the Guaranty hereunder provides a Guaranty of Indebtedness to a Person other than to the Administrative Agent, for the benefit of the Guarantied Parties (as defined in the Guaranty), then such Material Subsidiary, Unencumbered Studio Service Subsidiary, owner of any Unencumbered Pool Property and/or such Subsidiary that directly or indirectly owns any Equity Interest in such owner, as applicable, shall comply with all the terms and conditions of Section 8.14(a) above within thirty (30) days of executing such third party Guaranty, unless extended by the Administrative Agent in its sole discretion.
2.7     Financial Covenants.
(a)     Section 10.1(a) is hereby amended and restated in its entirety to read as follows:
Ratio of Total Liabilities to Total Asset Value. The Borrower shall not permit the ratio of (i) Total Liabilities to (ii) Total Asset Value, to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided that such ratio may increase to up to 0.65 to 1.00 for up to (I) four (4) consecutive calendar quarters immediately following an Acquisition that has occurred prior to the effectiveness of all of the Private Placement Amendments, or (II) two (2) consecutive calendar quarters immediately following a Material Acquisition that has occurred following the effectiveness of all of the Private Placement Amendments, (it being understood and agreed that any permitted increase in such ratio as a result of clause (I) for any Acquisition that occurred prior to the effectiveness of all of the Private Placement Amendments shall terminate upon the effectiveness of all of the Private Placement Amendments), in all such cases of the foregoing clauses (I) and (II), not more than twice during the term of this Agreement. For purposes of this covenant, (A) Total Liabilities shall be adjusted by deducting therefrom the amount of unrestricted cash and Cash Equivalents in excess of $30,000,000 to the extent that there is an equivalent amount of Indebtedness included in Total Liabilities that matures within twenty-four (24) months from the applicable date of the calculation, and (B) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Liabilities is adjusted pursuant to clause (A) above.
(b)     Section 10.1(b) is hereby amended and restated in its entirety to read as follows:
Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Borrower shall not permit the ratio of (i) Unsecured Indebtedness of Hudson REIT and its Subsidiaries, on a consolidated basis (which shall include Hudson REIT’s Ownership Share of Unconsolidated Affiliates in accordance with Section 1.2), to (ii) Unencumbered Asset Value, to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided that such ratio may increase to up to 0.65 to 1.00 for up to (I) four (4) consecutive calendar quarters immediately following an Acquisition that has occurred prior to the effectiveness of all of the Private Placement Amendments, or (II) two (2) consecutive calendar quarters immediately following a Material Acquisition that has occurred following the effectiveness of all of the Private Placement Amendments (it being understood and agreed that any permitted increase in such ratio as a result of clause (I) for any Acquisition that occurred prior to the effectiveness of all of the Private Placement Amendments shall terminate upon the effectiveness of all of the Private Placement Amendments), in all such cases of the foregoing clauses (I) and (II), not more than twice during the term of this Agreement. For purposes of this covenant, (A) Unsecured Indebtedness shall be adjusted by deducting therefrom the amount of unrestricted cash and Cash Equivalents in excess of $30,000,000 to the extent that there is an equivalent amount of Unsecured

Exhibit 10.1
Indebtedness that matures within twenty-four (24) months from the applicable date of the calculation, and (B) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Unsecured Indebtedness is adjusted pursuant to clause (A) above (to the extent such cash and Cash Equivalents were included in such calculation of Unencumbered Asset Value).
2.8     Commitment Reduction and Replacement of Schedule 1.1(a). In accordance with Section 2.13 of the Credit Agreement upon the effectiveness of this Amendment, the aggregate unused amount of the Revolving Commitments is hereby permanently reduced by $100,000,000.00, which reduction shall be applied pro rata to the Commitments of each Class (and the reduction of the Commitments of each such Class shall be applied pro rata to the Commitments of each Revolving Lender of such Class) such that immediately following the effectiveness of this Section, (i) the aggregate principal amount of the Revolving USD Tranche Commitment equals $675,000,000.00, (ii) the aggregate principal amount of the Revolving Multicurrency Tranche Commitment equals $225,000,000, and (iii) the amount of each such Class of Commitments held by each Revolving Lender of such Class is as shown on Schedule 1.1(a) attached to this Amendment. The current Schedule 1.1(a) attached to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1.1(a) attached to this Amendment.
3.    REPRESENTATIONS AND WARRANTIES.

    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

3.1    The Amendment. This Amendment has been duly and validly executed by an authorized officer of the Borrower and is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

3.2    Credit Agreement. The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally. The Borrower hereby ratifies and confirms the Credit Agreement (as amended hereby) and the other Loan Documents.

3.3    No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment.

3.4    Credit Agreement Representations and Warranties. After giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement (as amended hereby) or in any other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the applicable Lenders in writing in accordance with the provisions of Section 13.7 of the Credit Agreement.

Exhibit 10.1

        4.    REAFFIRMATION.

        The Borrower hereby acknowledges and agrees that, except as expressly provided in this Amendment, the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower under the Credit Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

        5.    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

        The effectiveness of this Amendment is subject to the following conditions precedent:

5.1    Second Modification to Credit Agreement. The Administrative Agent shall have received (i) this Amendment executed and delivered by a duly authorized officer of (A) the Borrower, (B) the Lenders collectively constituting the Requisite Lenders and (C) the Administrative Agent and (ii) a counterpart of the Ratification and Affirmation attached to this Amendment, executed and delivered by a duly authorized officer of each Guarantor.

5.2    Over-Advance Repayments. To the extent (i) the aggregate principal amount of outstanding Revolving USD Tranche Loans and Revolving USD Tranche Letter of Credit Liabilities, in the aggregate, would exceed the Revolving USD Tranche Commitment after giving effect to Section 2.8 of this Amendment and/or (ii) the aggregate principal amount of outstanding Revolving Multicurrency Tranche Loans and Revolving Multicurrency Tranche Letter of Credit Liabilities, in the aggregate, would exceed the Revolving Multicurrency Tranche Commitment after giving effect to Section 2.8 of this Amendment, then the Borrower shall have repaid to the Administrative Agent the principal amount thereof by the amount of such excess.
5.3    Authority Documentation. The Administrative Agent shall have received resolutions and officer’s certificates with respect to the Borrower and each Guarantor.
5.4    Opinions. The Administrative Agent shall have received opinions of outside legal counsel to the Borrower, addressed to the Administrative Agent and Lenders and covering such matters as have been reasonably requested by the Administrative Agent.
5.5    Compliance Certificate. Administrative Agent shall have received an executed Compliance Certificate, calculated on a pro forma basis assuming the effectiveness of this Amendment and evidencing the continued compliance by the Loan Parties with the terms and conditions of the Credit Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1 of the Credit Agreement (as modified hereby).
5.6    Amendment Fee. The Administrative Agent shall have received from Borrower, for the benefit of the Lenders that have delivered a counterpart signature page approving this Amendment on or prior to the date of effectiveness hereof, the Amendment Consent Fee (as defined in the Second Amendment Fee Letter).
5.7    Expenses. The Administrative Agent shall have received payment for all reasonable and documented costs and expenses of the Administrative Agent and Lead Arrangers associated with the preparation, due diligence, administration, syndication and enforcement of all documentation executed in connection with this Amendment (including, without limitation, the reasonable and documented legal fees of one counsel to the Administrative Agent and, if reasonably required by the Administrative Agent, one local counsel in each applicable jurisdiction and/or one specialty counsel in each applicable specialty), and costs and expenses in connection with the use of Syndtrak or other similar information transmission systems in connection with this Amendment. To the

Exhibit 10.1
extent that Administrative Agent provides any of the abovementioned services internally, Borrower shall have reimbursed Administrative Agent for these costs at market rates.
        6.    MISCELLANEOUS.

6.1    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

6.2    Severability. If any provision of this Amendment or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from this Amendment or the other Loan Documents, as applicable, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of this Amendment or the other Loan Documents, as applicable.

6.3    Counterparts. To facilitate execution, this Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. The words “execution,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection herewith or the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Person in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties hereto hereby (i) agrees that, for all purposes, electronic images of this Amendment (including, in each case, signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Amendment based solely on the lack of paper original copies hereof, including with respect to any of the signatures thereto.

6.4    Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

6.5    Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment is a Loan Document for all purposes.

Exhibit 10.1
6.6    Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature pages follow]

Exhibit 10.1
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

     HUDSON PACIFIC PROPERTIES, L.P.,
     a Maryland limited partnership

By:     Hudson Pacific Properties, Inc.
        a Maryland corporation, its general partner

        By:     /s/Mark T. Lammas________________
        Name: Mark T. Lammas
        Title:     President and Treasurer

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement

Exhibit 10.1
ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/Cristina Johnnie__________________
Name: Cristina Johnnie
Title: Senior Vice President

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement

Exhibit 10.1

Bank of America, N.A.,
as a Lender

By: /s/Helen Chan_________________
Name: Helen Chan
Title: Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
Key Bank National Association
as a Lender

By: /s/Jason R. Weaver_________________
Name: Jason R. Weaver
Title: Senior Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
ROYAL BANK OF CANADA,
as a Lender

By: /s/Jake Sigmund_________________
Name: Jake Sigmund
Title: Authorized Signatory

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
BARCLAYS BANK PLC,
as a Lender

By: /s/Charlene Saldanha_________________
Name: Charlene Saldanha
Title: Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
Fifth Third Bank, National Association, a federally chartered institution, as a Lender

By: /s/Dave Robinson_________________
Name: Dave Robinson
Title: Assistant Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1

LENDER:

Goldman Sachs Bank USA

By: /s/Priyankush Goswami_________________
Name: Priyankush Goswami
Title: Authorized Signatory

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement

Exhibit 10.1

MORGAN STANLEY BANK, N.A.
as a Lender

By: /s/Jake Dowden_________________
Name: Jake Dowden
Title: Authorized Signatory

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
Regions Bank,
as a Lender

By: /s/Walter E. Rivadeneira_________________
Name: Walter E. Rivadeneira
Title: Senior Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
Associated Bank, National Association,
as a Lender

By: /s/Mitchell Vega_________________
Name: Mitchell Vega
Title: Senior Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
City National Bank, NA,
as a Lender

By: /s/David Boggs_________________
Name: David Boggs
Title: Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
First Hawaiian Bank,
as a Lender

By: /s/Joanne Arizumi_________________
Joanne Arizumi
Senior Vice President

(signatures continue on the following page)

[Signature Page to Second Modification Agreement]

Exhibit 10.1
RATIFICATION AND AFFIRMATION OF GUARANTORS
December 22, 2023

As of the date hereof, each of the undersigned Guarantors hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under that certain Guaranty, dated as of December 21, 2021 (the “Guaranty Agreement”), to which it is either an original party or a party pursuant to that certain Accession Agreement, dated as of September 27, 2023, (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that the Guaranty Agreement remains in full force and effect, notwithstanding the matters contained herein and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment, all representations and warranties of the Guarantors under the Guaranty Agreement are true and correct in all material respects as of the date hereof (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the applicable Lenders in writing in accordance with the provisions of Section 13.7 of the Credit Agreement.

[Signature pages follow]

Exhibit 10.1
HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation
By:    /s/Mark T. Lammas
Name: Mark T. Lammas
Title: President and Treasurer

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement (Ratification)

Exhibit 10.1
HUDSON TECHMART COMMERCE CENTER, LLC
HUDSON PALO ALTO SQUARE, LLC
HUDSON 10900 WASHINGTON, LLC
HUDSON 11601 WILSHIRE, LLC
HUDSON 1740 TECHNOLOGY, LLC
HUDSON 275 BRANNAN, LLC
HUDSON 3176 PORTER DRIVE, LLC
HUDSON 333 TWIN DOLPHIN PLAZA, LLC
HUDSON 555 TWIN DOLPHIN PLAZA, LLC
HUDSON 3400 HILLVIEW AVENUE, LLC
HUDSON FIRST & KING, LLC
HOWARD STREET ASSOCIATES, LLC
HUDSON 901 MARKET, LLC
HUDSON CLOCKTOWER SQUARE, LLC
HUDSON CONCOURSE, LLC
HUDSON FOOTHILL RESEARCH CENTER, LLC
HUDSON 4TH & TRACTION, LLC
HUDSON GATEWAY PLACE, LLC
HUDSON 405 MATEO, LLC
HUDSON METRO CENTER, LLC
HUDSON METRO PLAZA, LLC
HUDSON PAGE MILL CENTER, LLC
HUDSON SHOREBREEZE, LLC
HUDSON SKYPORT PLAZA, LLC
HUDSON TOWERS AT SHORE CENTER, LLC
HUDSON PAGE MILL HILL, LLC
HUDSON MET PARK NORTH, LLC
HUDSON 625 SECOND, LLC
HUDSON 10950 WASHINGTON, LLC
HUDSON MERRILL PLACE, LLC
HUDSON 1003 4TH PLACE, LLC

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland limited partnership,
its general partner

By: /s/Mark T. Lammas
Name: Mark T. Lammas
Title: President and Treasurer

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement (Ratification)

Exhibit 10.1
HPP-MAC-WSP, LLC

By:     Hudson WSP, LLC,
a Delaware limited liability company,
its sole member

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland limited partnership,
its general partner

By: /s/Mark T. Lammas
Name: Mark T. Lammas
Title: President and Treasurer

HUDSON 1455 MARKET STREET, LLC

By:     Hudson 1455 Market, L.P.,
a Delaware limited partnership,
its sole member

By:     Hudson 1455 GP, LLC,
a Delaware limited liability company,
its sole member

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland limited partnership,
its general partner

By: /s/Mark T. Lammas
Name: Mark T. Lammas
Title: President and Treasurer

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement (Ratification)

Exhibit 10.1
HUDSON RINCON CENTER, LLC

By:     Hudson Rincon Center Commercial LLC,
a Delaware limited liability company,
its sole member

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/Mark T. Lammas
Name: Mark T. Lammas
Title: President and Treasurer

Signature Page to Second Modification to Fourth Amended and Restated Credit Agreement (Ratification)

Exhibit 10.1
SCHEDULE 1.1(a)

Exhibit 10.1
Schedule 1.1(a)(i)
Revolving USD Tranche Commitments and Revolving USD Tranche Commitment Percentages
as of the Agreement Date

Revolving USD Tranche Lender	Revolving USD Tranche Commitment Percentage	Revolving USD Tranche Commitment Amount
Wells Fargo Bank, National Association	10.900000000%	$ 73,575,000.00
Bank of America, N.A.	10.900000000%	$ 73,575,000.00
Keybank National Association	10.400000000%	$70,200,000.00
Royal Bank of Canada	10.400000000%	$70,200,000.00
U.S. Bank National Association	10.400000000%	$70,200,000.00
Barclays Bank PLC	7.000000000%	$47,250,000.00
Fifth Third Bank, National Association	7.000000000%	$47,250,000.00
Goldman Sachs Bank USA	7.000000000%	$47,250,000.00
Morgan Stanley Bank, N.A.	7.000000000%	$47,250,000.00
BMO Harris Bank N.A.	5.500000000%	$37,125,000.00
Regions Bank	5.500000000%	$37,125,000.00
Associated Bank, National Association	3.000000000%	$20,250,000.00
City National Bank	3.000000000%	$20,250,000.00
First Hawaiian Bank	2.000000000%	$13,500,000.00
TOTAL COMMITMENT AMOUNT	100.000000000%	$675,000,000

Exhibit 10.1
Schedule 1.1(a)(ii)
Revolving Multicurrency Tranche Commitment Amounts and Revolving Multicurrency Tranche Commitment Percentages
as of the Agreement Date

Revolving Multicurrency Tranche Lender	Revolving Multicurrency Tranche Commitment Percentage	Revolving Multicurrency Tranche Commitment Amount
Wells Fargo Bank, National Association	11.300000000%	$25,425,000.00
Bank of America, N.A.	11.300000000%	$25,425,000.00
Keybank National Association	10.800000000%	$24,300,000.00
Royal Bank of Canada	10.800000000%	$24,300,000.00
U.S. Bank National Association	10.800000000%	$24,300,000.00
Barclays Bank PLC	7.000000000%	$15,750,000.00
Fifth Third Bank, National Association	7.000000000%	$15,750,000.00
Goldman Sachs Bank USA	7.000000000%	$15,750,000.00
Morgan Stanley Bank, N.A.	7.000000000%	$15,750,000.00
BMO Harris Bank N.A.	5.500000000%	$12,375,000.00
Regions Bank	5.500000000%	$12,375,000.00
Associated Bank, National Association	3.000000000%	$6,750,000.00
City National Bank	3.000000000%	$6,750,000.00
TOTAL COMMITMENT AMOUNT	100.000000000%	$225,000,000